UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2005

ANTEON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-31258 (Commission File Number)	13-3880755 (IRS Employer Identification No.)

3211 Jermantown Road Fairfax, VA (Address of principal executive offices)	22030-2801 (Zip Code)

Registrant’s telephone number, including area code: (703) 246-0200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 11, 2005, the Board of Directors of Anteon International Corporation (“Anteon”) approved the award by the Executive Compensation Committee of 1,000 restricted shares of Anteon’s common stock to each of certain non-employee members of its Board of Directors (“Directors”) pursuant to the Amended and Restated Anteon International Corporation Omnibus Stock Plan (the “Plan”). Awards granted to non-employee Directors who serve on the Executive Compensation Committee were made by the Board of Directors (excluding Directors serving on the Executive Compensation Committee). The Plan was previously disclosed in Anteon’s annual proxy to stockholders, filed on Form DEF 14 on April 15, 2003, and approved by stockholders at Anteon’s 2003 stockholders meeting.

The terms and conditions of each award that are material to Anteon are as follows:

(a)	Transferability Restrictions. The shares may not be sold, assigned, transferred, pledged or otherwise disposed of until the award, or portion thereof, vests.
(b)

Vesting. Each award will vest as follows: 50% of the shares covered by the award will vest on May 25, 2006 and the remaining 50% of the shares covered by the award will vest on May 25, 2007, provided the Director is in service with Anteon as a director on each such date. Notwithstanding the foregoing, the award will fully vest upon the following events: (i) a change in control (as defined in the Plan), (ii) death or (iii) disability (as defined in the agreement), each while serving as a director of Anteon. The award will also fully vest upon the Director’s mandatory retirement (if applicable). If the Director’s service with Anteon ends for any other reason while the award, or portion thereof, remains unvested, the shares covered by the unvested portion of the award will be immediately forfeited.

(c)

Forfeiture Upon Detrimental Activity. If the Director engages in “detrimental activity” (as defined in the agreement) before the award vests, the agreement will terminate. If the Director engages in detrimental activity during the two year period after vesting of any portion of the award or one year after ceasing to serve as a director of Anteon, whichever is later, then the Director will forfeit any shares. If the Director has sold any of the shares, then the Director must pay an amount equal to the proceeds of such sale to Anteon.

A copy of the form of restricted stock agreement will be attached as an exhibit to Anteon’s next periodic report. The description of the agreement is qualified, in its entirety, by the terms of the underlying agreement and the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTEON INTERNATIONAL CORPORATION

Date: August 17, 2005	/s/ Curtis L. Schehr
Curtis L. Schehr Senior Vice President, General Counsel and Secretary